Exhibit 99.5

EASTERN INSURANCE HOLDINGS, INC.

2008 AGENCY STOCK PURCHASE PLAN

WITHDRAWAL NOTICE

Use this form to withdraw from the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan.

IF NOT TYPING, PLEASE PRINT CLEARLY USING A PEN

Participant’s Name:	Taxpayer Identification Number (TIN):

Agency Name:	Employer Identification Number (EIN):

Street Address:	Phone Number:

City:	Fax Number:

State, ZIP Code:	E-Mail:

ACKNOWLEDGMENT AND WITHDRAWAL AUTHORIZATION

I,                     , hereby certify that I am authorized by                     (the Agency) to participate in the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan (ASPP), and I am requesting to withdraw shares of Eastern Insurance Holdings, Inc. (“EIHI”) common stock from my participant account.

I certify that I have authority to request a withdrawal of shares of EIHI common stock and have read and I understand the ASPP and its related notices, rules and procedures. I acknowledge and understand that EIHI has a right of first refusal to repurchase any shares being withdrawn. I further acknowledge and understand that any cash or certificated shares being distributed will be distributed directly to and in my name. I acknowledge and agree to be bound by the withdrawal provisions of the ASPP.

Signature:                                      Date:

Please select the appropriate option below.

Withdrawal Type

☐ Complete        ☐ Partial

If a partial withdrawal, how many shares are you withdrawing (enter a percentage or number of shares)?

Please note: Any shares being withdrawn from the ASPP are subject to EIHI’s right of first refusal to repurchase the shares being withdrawn. EIHI will notify you whether EIHI is exercising its right of first refusal within fourteen (14) days of receiving this Withdrawal Notice. If EIHI elects to repurchase the shares being withdrawn, it will remit payment to you within fourteen (14) days following the last day of the calendar quarter in which the withdrawal occurs. If you are making a complete withdrawal from the ASPP, you will no longer be a “Participant” for purposes of enrolling and/or subscribing to the ASPP.

Please return or fax the completed Withdrawal Form to:

EIHI Representative:	Kevin M. Shook
Fax Number:	(717) 396-7095
E-mail:	kshook@eains.com
Address:	Eastern Insurance Holdings, Inc.
Attn: Kevin M. Shook
25 Race Avenue
Lancaster, PA 17603-3179